Exhibit 3.3

AMENDMENT TO THE ARTICLES OF INCORPORATION

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES B PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

The undersigned, Thomas Graus, hereby certifies that:

he is the duly elected and active President and Secretary of CS DIAGNOSTICS CORP., a Wyoming corporation (the “Corporation”).

Pursuant to authority given by the Corporation’s Articles of Incorporation in in accordance with the requirements of the Corporations Article of the Wyoming Revised Statutes the Board of Directors of the Corporation has duly Reinstated and Ratifies the previous Certificate of Designations for its Preferred Series B Shares. On 18th October 2010, the Corporation amended its Articles of Incorporation and filed the original Certificate of Designation for a Preferred Series “B” Stock. March 31, 2015, the Corporation amended its Articles of Incorporation and filed an Amended Certificate of Designation for its Preferred Series “B” Stock. On March 24, 2024, the Board of Directors approved a Amendment to the Articles of Incorporation and this Restated and Amended Certificate of Designation of Series B Preferred Stock. This Amended and Restatement of the Certificate of Designation of Series B Preferred Stock shall be applied retroactive to the Amended Certificate of Designation dated March 31, 2015.

SERIES B PREFERRED STOCK

On the 18th of October 2010, the Board of Directors approved and filed a Certificate of Designation for Series B Preferred Shares and as amended on 31 March 2015. The Board does hereby Amend and Restate the Certificate of Designation for Series B Preferred Share the following:

1.       DESIGNATION AND NUMBER OF SHARES. 20,000,000 shares of Series B Preferred Stock, par value $.00001 per share (the "Preferred B Stock"), are authorized pursuant to Article IV of the Corporation's Amended Articles of Incorporation (the "Series B Preferred Stock" or "Series B Preferred Shares").

AMENDMENT TO THE ARTICLES OF INCORPORATION

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES B PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

2.       DIVIDENDS. The holders of Preferred B Stock shall be entitled to receive dividends when, as if declared by the Board of Directors, in its sole discretion.

3.       LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Preferred B Stock, the holders of the Preferred B Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by any single subscriber for Preferred B Stock in excess of $100,000, $.997 per shares, (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares)(the "Preference Value"), plus all declared but unpaid dividends, for each share of Preferred B Stock held by them. After the payment of the full applicable Preference Value of each share of the Preferred B Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

4.       CONVERSION. The Conversion rate of one share Preferred Series B shall be 1 share of Preferred Series B shall be converted into 20,000 shares of common stock of the Corporation. The Corporation agrees upon the submission of a Notice of Conversion to authorize the Secretary of the Corporation to issue a Board Resolution authorizing the conversion and to notify the transfer agent to process the Conversion. The Preferred Series B shareholder is responsible for any legal or transfer agent fees for such conversion.

AMENDMENT TO THE ARTICLES OF INCORPORATION

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES B PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

5.       VOTING. The Preferred Series B shareholders shall have the same voting rights as the Corporations Common Stock Shareholders, e.g. 1 vote for each share of Preferred Series B or Common Stock.

6.       PRICE. The Board of Directors shall determine the price of issuance of any Preferred Series B Stock.

7.       NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any asset transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the record date specified therein a notice specifying: (A) the date on which any such record is to be taken for the purpose of such distribution and a description of such distribution; (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective; and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

AMENDMENT TO THE ARTICLES OF INCORPORATION

ARTICLE IV

AMENDED & RESTATED

CERTIFICATE OF DESIGNATION

of

SERIES B PREFERRED STOCK

of

CS DIAGNOSTICS CORP.

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designation, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his had this 24th day of March, 2023

CS Diagnostics Corp.

/s/Thomas Graus
Thomas Graus, Secretary